Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

In connection with the Amended Quarterly Report of Celexus, Inc. (the “Company”) on Form 10-Q/A for the period ending December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lisa Averbuch, Principal Financial and Accounting Officer of the Company, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 26, 2020	By:	/s/ Lisa Averbuch
Lisa Averbuch, President
(Principal Financial and Accounting Officer)